United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(54,677,572)
Realized Trading Gain (Loss) on Swaps	6,070,225
Unrealized Gain (Loss) on Market Value of Futures	133,236,863
Unrealized Gain (Loss) on Market Value of Swaps	2,667,740
Dividend Income	8,822
Interest Income	21,227
ETF Transaction Fees	10,000
Total Income (Loss)	$87,337,305

Expenses
General Partner Management Fees	$489,250
Brokerage Commissions	201,424
Tax Reporting Fees	119,010
Audit Fees	13,151
NYMEX License Fee	12,245
Non-interested Directors' Fees and Expenses	10,161
Prepaid Insurance Expense	7,164
Legal Fees	905
Total Expenses	$853,310
Net Income (Loss)	$86,483,995

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/13	$958,098,722
Additions (3,400,000 Units)	58,470,499
Withdrawals (6,100,000 Units)	(112,627,086)
Net Income (Loss)	86,483,995

Net Asset Value End of Month	$990,426,130
Net Asset Value Per Unit (51,266,476 Units)	$19.32

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612